Exhibit 23.3

October 8, 2021

Elena Bekhtina

Chief Executive Officer

Delimobil Holding S.A.

10, rue C.M. Spoo

L-2546, Luxembourg

Grand Duchy of Luxembourg

Dear Ms. Bekhtina,

We, Frost & Sullivan Ltd., hereby consent to the use of our name in the Registration Statement on Form F-1 (together with any amendments or supplements thereto, the “Registration Statement”) to be filed by Delimobil Holding S.A. (“Delimobil”) with the Securities and Exchange Commission and the references to the Frost & Sullivan Ltd. market research prepared for Delimobil, wherever appearing in the Registration Statement, including, but not limited to, the references to our company under the sections titled “Market and Industry Data,” “Prospectus Summary,” “Industry,” “Business” and “Experts” in the Registration Statement.

We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

Signed:	/s/ Shwetha Surender
Name:	Shwetha Surender
Title:	Consulting Director

Frost & Sullivan Ltd.